UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 17, 2006
NYMAGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)

1-11238	13-3534162

(Commission File Number)	(IRS Employer Identification No.)
919 Third Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 551-0600

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4

Item 1.01. Entry Into a Material Definitive Agreement.
     On April 17, 2006, NYMAGIC, INC. (the “Company”) entered into an employment agreement with A. George Kallop , the Company’s President and Chief Executive Officer (the “Kallop Employment Agreement”), effective October 1, 2005 through December 31, 2008. This term will be automatically renewed for successive one-year periods unless either party provides notice 90 days prior to the expiration date of its intent to terminate the agreement at the end of applicable term. Under the Kallop Employment Agreement Mr. Kallop is entitled to a base salary of $400,000 and a target annual incentive award of $300,000. Mr. Kallop is also entitled to receive a grant of 8,000 shares of restricted stock as of the execution date of the Kallop Employment Agreement and 8,000 shares of restricted stock on each of January 1, 2007 and January 1, 2008. These shares will vest on December 31, 2006, 2007 and 2008, respectively. Mr. Kallop is also entitled to a long-term incentive award with maximum, target and threshold awards of 12,000, 6,000 and 3,000 performance units, respectively, in each of three one-year performance periods beginning with the period January 1, 2006 through December 31, 2006. Mr. Kallop is also entitled to receive a supplemental performance compensation award in the amount of 25,000 performance units. Each of the performance awards is subject to the conditions described in the award agreement entered into contemporaneously with the Kallop Employment Agreement. The Kallop Employment Agreement also provides for reimbursement of reasonable expenses incurred in the performance of Mr. Kallop’s duties, and includes provisions governing termination for death, disability, cause, without cause and change of control, which include a severance benefit of one year salary, pro rata annual incentive awards at target, and accelerated vesting of stock and performance unit grants in the event of his termination without cause prior to a change of control.
     In connection with the Kallop Employment Agreement, on April 17, 2006 the Company entered into a Performance Share Award Agreement (the “Kallop Award Agreement”) with Mr. Kallop. Under the terms of the Kallop Award Agreement, the 8,000 restricted shares granted as of the execution date of the Kallop Employment Agreement vest on December 31, 2006 provided that Mr. Kallop continues to be employed by the Company on that date. The performance units will be earned for each of the three one-year performance periods based on target increases in the market price of the Company’s stock in the applicable performance period. The supplemental performance compensation award of 25,000 units is earned if there is a change in control of the Company as defined in the Kallop Employment Agreement. The Kallop Employment Agreement and the Kallop Award Agreement are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.
     On April 18, 2006, NYMAGIC, INC. (the “Company”) entered into an employment agreement with George R. Trumbull, III, the Company’s Chairman of the Board of Directors (the “Trumbull Employment Agreement”), effective February 1, 2006 through December 31, 2006. Under the Trumbull Employment Agreement Mr. Trumbull is entitled to a base salary of $250,000 and a target annual incentive award of $125,000. Mr. Trumbull is also entitled to receive a grant of 5,000 shares of restricted stock as of the execution date of the Trumbull Employment Agreement, which will vest on December 31, 2006. The Trumbull Employment Agreement also provides for reimbursement of reasonable expenses incurred in the performance of Mr. Trumbull’s duties, and includes provisions governing terminations for death, disability, cause, without cause and change of control, which include a severance benefit of one year salary, a pro rata annual incentive award at target and accelerated vesting of stock options in the event of his termination without cause prior to a change of control.
     In connection with the Trumbull Employment Agreement, on April 18, 2006 the Company entered into a Performance Share Award Agreement (the “Trumbull Award Agreement”) with Mr. Trumbull for the grant of the 5,000 shares of restricted stock. Under the terms of the Trumbull Award Agreement, the restricted shares vest on December 31, 2006 provided that Mr. Trumbull continues to be employed by the Company on that date. The Trumbull Employment Agreement and the Trumbull Award Agreement are filed as Exhibits 10.3 and 10.4 hereto, respectively, and are incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 17, 2006, by and between A. George Kallop and NYMAGIC, INC.

10.2	Performance Share Award Agreement, dated as of April 17, 2006, by and between A. George Kallop and NYMAGIC, INC. (Exhibits omitted. Will be provided to the SEC upon request.)

10.3	Employment Agreement, dated as of April 18, 2006, by and between George R. Trumbull, III and NYMAGIC, INC.

10.4	Performance Share Award Agreement, dated as of April 18, 2006, by and between George R. Trumbull, III and NYMAGIC, INC.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.

By:	/s/ Thomas J. Iacopelli

Name:	Thomas J. Iacopelli
Title:	Chief Financial Officer and Treasurer
April 20, 2006

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of April 17, 2006, by and between A. George Kallop and NYMAGIC, INC.

10.2	Performance Share Award Agreement, dated as of April 17, 2006, by and between A. George Kallop and NYMAGIC, INC. (Exhibits omitted. Will be provided to the SEC upon request.)

10.3	Employment Agreement, dated as of April 18, 2006, by and between George R. Trumbull, III and NYMAGIC, INC.

10.4	Performance Share Award Agreement, dated as of April 18, 2006, by and between George R. Trumbull, III and NYMAGIC, INC.

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